As filed with the Securities and Exchange Commission on February 10, 2026

Registration No. 333-292507

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LITTLE WEST HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Nevada	2080	33-4089960
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

426 E 58th Street

Los Angeles, California 90011

(323) 412-0682

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Vcorp Agent Services, Inc.

1855 Griffin Road, Suite B-428

Dania Beach, Florida 33004

(786) 320-7111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Ross D. Carmel, Esq. Michael D. Nacht, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, New York, 10036 (212) 930-9700	Mark E. Crone, Esq. Liang Shih, Esq. The Crone Law Group, P.C. 420 Lexington Ave, Suite 2446 New York, NY 10170 (646) 861-7891

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Securities Exchange Act of 1934:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-292507) is filed solely to file certain updated exhibits to this Registration Statement, and to amend and restate the exhibit index set forth in Item 16 of Part II thereof. This Amendment does not modify any provision of the preliminary prospectus contained in Part I. Accordingly, the preliminary prospectus has been omitted.

ITEM 16. EXHIBITS

(a) Exhibits

We have filed the exhibits listed on the accompanying Exhibit Index of this registration statement and below in this Item 16:

EXHIBIT INDEX

Number	Description
1.1*	Form of Underwriting Agreement
2.1**	Reorganization Agreement and Plan of Share Exchange, dated May 22, 2025
3.1**	Articles of Incorporation of Little West Holdings Inc., dated March 13, 2025
3.4**	Bylaws of Little West Holdings, Inc.
5.1*	Legal Opinion of Sichenzia Ross Ference Carmel LLP
10.1*	Form of Indemnification Agreement, to be entered into by and between Little West Holdings, Inc. and its officers and directors, to be effective upon the consummation of this offering
10.2*†	Form of Little West Holdings Inc. 2025 Stock Option and Incentive Plan
10.3*†	Loan Authorization and Agreement (LA&A) between WS West LLC and U.S. Small Business Administration, dated June 22, 2020
10.4*	Merchant Loan Agreement between WebBank and WS West LLC, dated May 22, 2024
10.5*	Equipment Financing Agreement between WS West LLC and Ascentium Capital, dated October 23, 2024
10.6*	Equipment Financing Agreement between WS West LLC and Ascentium Capital, dated October 26, 2022
10.7*	Standard Industrial/Commercial Multi-Tenant Lease – Gross, between ID Investments LLC and Little West LLC, as adjusted on September 11, 2024
10.8*	Processing Contract between Little West LLC and HPPLA LLC, dated February 5, 2025, and effective March 15, 2025
10.9*	Employment Agreement between Little West LLC and Chris Dodigovic
10.10*	Rider to Employment Agreement between the Company and Chris Dodigovic
10.11*	Employment Agreement with Aditi Sabharwal
10.12*	Form of Independent Director Services Agreement (to be entered into among the Company and its directors upon the consummation of this Offering)
10.13*	Consulting Agreement between the Company and Chris Dodigovic
21.1*	Subsidiaries of the Registrant
23.1**	Consent of Suri & Co.
23.2*	Consent of Sichenzia Ross Ference Carmel LLP (Included in Exhibit 5.1)
24.1*	Powers of Attorney (included on the signature page hereto)
99.1**	Code of Ethics
99.2**	Audit Committee Charter
99.3**	Compensation Committee Charter
99.4**	Nominating and Corporate Governance Committee Charter
99.5**	Clawback Policy
99.6**	Whistleblower Policy
99.7**	Insider Trading Policy
107**	Filing Fee Table

*	Filed herewith.

**	Filed previously.

†	Consists of a management contract or compensatory plan or arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Los Angeles, California on February 10, 2026.

LITTLE WEST HOLDINGS INC.

By:	/s/ Chris Dodigovic
	Name:	Chris Dodigovic
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chris Dodigovic	Chief Executive Officer (Principal Executive Officer)	February 10, 2026
Chris Dodigovic

/s/ Aditi Sabharwal	Chief Financial Officer (Principal Financial Officer, Controller)	February 10, 2026
Aditi Sabharwal

/s/ Israel Cherep	Director	February 10, 2026
Israel Cherep

/s/ Carole Andrea Attal	Director	February 10, 2026
Carole Andrea Attal

/s/ Rebecca Jane Rapkin	Director	February 10, 2026
Rebecca Jane Rapkin

/s/ Eva Dajer	Director	February 10, 2026
Eva Dajer

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